As filed with the Securities and Exchange Commission on September 30, 2020
Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
First Guaranty Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Louisiana
(State or other jurisdiction of incorporation or organization)
26-0513559
(I.R.S. Employer Identification No.)
400 East Thomas Street, Hammond, Louisiana 70401, (985) 345-7685
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Alton B. Lewis, Jr.
President and Chief Executive Officer
400 East Thomas Street
Hammond, Louisiana 70401
(985) 345-7685
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Benjamin M. Azoff, Esq.
Gregory M. Sobczak, Esq.
Luse Gorman, PC
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Debt Securities
Common Stock, $1.00 par value per share
Preferred Stock, $1,000 par value per share
Depository Shares
Warrants
Purchase Contracts
Units(5)
Subscription Rights
Total			$50,000,000	$3,377 (6)
_____________________________________________________________________________________________________________________________
(1)Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)The Registrant is hereby registering an indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $50,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(3)The Registrant is hereby registering such indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise.
(4)Calculated pursuant to Rule 457(o) under the Securities Act.
(5)Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(6)In accordance with Rule 457(p), $3,113 has already been paid with respect to $25,000,000 aggregate initial offering price of securities that were previously registered pursuant to registration statement No. 333- 221335, initially filed by the Registrant on November 3, 2017 and declared effective on November 14, 2017 (the “Prior Registration Statement”), and not sold thereunder. Under the Prior Registration Statement, the Registrant registered an aggregate amount of $50,000,000 of securities and paid an aggregate filing fee of $6,225 for the securities registered under the Prior Registration Statement. Of the $50,000,000 aggregate amount of securities registered under the Prior Registration Statement, $25,000,000 remain unissued, which unissued securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is entitled to offset, against the filing fee due for this Registration Statement, $3,113 of the Prior Registration Statement filing fee paid with respect to the unissued securities under the Prior Registration Statement (calculated at the rate in effect at the time the Prior Registration Statement was filed).
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2020
PROSPECTUS
FIRST GUARANTY BANCSHARES, INC.
$50,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Subscription Rights
We may offer and sell, from time to time up to $50.0 million, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; depositary shares; purchase contracts; warrants to purchase other securities; units; or subscription rights consisting of any combination of the above securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.
Our common stock is traded on the Nasdaq Global Market under the symbol “FGBI.”
This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, are subject to reduced public company disclosure standards. See “Implications of Being an Emerging Growth Company.”
You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors,” on page 3 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for a discussion of certain risks and uncertainties you should consider.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is ____, 2020.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities we offer in three separate documents that progressively provide more detail:
•this prospectus, which provides general information about First Guaranty Bancshares, Inc. and the securities being registered, some of which may not apply to your securities;
•a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and
•if necessary, a pricing supplement that describes the pricing terms of your securities.
If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:
•the pricing supplement, if any;
•the prospectus supplement; and
•this prospectus.
We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in a prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
As a company with less than $1.07 billion in annual gross revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to other public companies. As an emerging growth company:
•we are exempt from the requirement to provide an auditor attestation from our auditors on management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•we may choose not to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our audited financial statements;
•we are permitted to provide less extensive disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosure regarding our executive compensation in this prospectus; and
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•we are not required to hold nonbinding advisory votes on executive compensation or golden parachute arrangements.
We may take advantage of these provisions until December 31, 2020, which is the last day of the fiscal year in which the fifth anniversary of the completion of our initial public offering in November 2015 occurs, unless we earlier cease to be an emerging growth company. We will cease to be an emerging growth company if we have more than $1.07 billion in annual gross revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt in a three-year period. We have elected to adopt the reduced disclosure requirements described above regarding our executive compensation arrangements for purposes of the registration statement of which this prospectus is a part. In addition, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our shareholders.
The JOBS Act also permits us an extended transition period for complying with new or revised financial accounting standards affecting public companies until they would apply to private companies. However, we have elected not to take advantage of this extended transition period, which means that the financial statements included or incorporated by reference in this prospectus, as well as any financial statements that we file in the future, will be subject to all new or revised accounting standards generally applicable to public companies. Our election not to take advantage of the extended transition period is irrevocable.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units or subscription rights consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50.0 million. This prospectus provides you with a general description of the securities that we may offer. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus.
You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”
The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it.
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “First Guaranty Bancshares,” the “Company,” “we,” “us,” “our” or similar references mean First Guaranty Bancshares, Inc., and references to the “Bank” mean First Guaranty Bank.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference into this prospectus, contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.
Forward-looking statements are based upon various assumptions and analyses made by First Guaranty Bancshares in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes appropriate under the circumstances. Although we believe that our plans, intentions and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control, that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. These factors include, without limitation, the following:
•changes in general economic conditions, either nationally or in our market areas, that are worse than expected;
•the ongoing effects of the COVID-19 pandemic on our operations and financial performance;
•the ongoing effects of the COVID-19 pandemic may cause, among others, (i) collateral for our loans, especially real estate, to decline in value, which could cause loan losses to increase and (ii) our allowance for loan losses to be increased if borrowers experience financial difficulties beyond forbearance periods, which will adversely affect our net income;
•if the economy is slow to recover, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income;
•competition among depository and other financial institutions;
•inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;
•adverse changes in the securities markets;
•changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;
•our ability to enter new markets successfully and capitalize on growth opportunities;
•our ability to successfully integrate acquired entities;
•changes in consumer spending, borrowing and savings habits;
•changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;
•changes in our organization, compensation and benefit plans;
•our cyber security risks are increased as the result of an increase in the number of employees working remotely;
•changes in our financial condition or results of operations that reduce capital available to pay dividends; and
•increases in our provision for loan losses and changes in the financial condition or future prospects of issuers of securities that we own.
In addition, we routinely evaluate opportunities to expand through acquisitions and periodically conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.
We assume no obligation for updating our forward-looking statements at any time. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as the other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” and “Risk Factors” below.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 001-37621 except where stated), which are considered to be a part of this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020, incorporated by reference therein);
•our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2020 and August 10, 2020;
•our Current Reports on Form 8-K filed on February 24, 2020, May 22, 2020, May 29, 2020 and August 24, 2020; and
•the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, as updated and amended from time to time.
All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.fgb.net or if you call or write to: Eric J. Dosch, Chief Financial Officer, Treasurer and Secretary, First Guaranty Bancshares, Inc., 400 East Thomas Street, Hammond, Louisiana 70401, telephone: (985) 375-0308. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.
RISK FACTORS
Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated by Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
OUR COMPANY
First Guaranty Bancshares is a Louisiana corporation headquartered in Hammond, Louisiana and the parent of First Guaranty Bank. As of June 30, 2020, the Company had consolidated total assets of $2.4 billion, deposits of $2.1 billion and total shareholders’ equity of $179.9 million. The Company’s common stock is traded on the Nasdaq Global Market under the symbol “FGBI.”
Our wholly owned subsidiary, First Guaranty Bank, a Louisiana-chartered commercial bank, provides personalized commercial banking services mainly to Louisiana and Texas customers through 34 banking facilities primarily located in the Market Services Areas of Hammond, Baton Rouge, Lafayette, Shreveport-Bossier City, Lake Charles, Alexandria, Dallas-Fort Worth-Arlington, and Waco. Our principal business consists of attracting deposits from the general public and local municipalities in our market areas and investing those deposits, together with funds generated from operations and borrowings in lending and in securities activities to serve the credit needs of our customer base, including commercial real estate loans, commercial and industrial loans, one- to four-family residential real estate loans, construction and land development loans, agricultural and farmland loans, and to a lesser extent, consumer and multi-family loans. We also participate in certain syndicated loans, including shared national credits, with other financial institutions. We offer a variety of deposit accounts to consumers and small businesses, including personal and business checking and savings accounts, time deposits, money market accounts and demand accounts. We invest a portion of our assets in securities issued by the United States Government and its agencies, state and municipal obligations, corporate debt securities, mutual funds, and equity securities. We also invest in mortgage-backed securities primarily issued or guaranteed by United States Government agencies or enterprises. In addition, we offer a broad range of consumer services, including personal and commercial credit cards, remote deposit capture, safe deposit boxes, official checks, online and mobile banking, automated teller machines, and online bill pay. For our business customers we are pleased to offer additional solutions such as merchant services, remote deposit capture, and lockbox services.
Our executive offices are located at 400 East Thomas Street, Hammond, Louisiana 70401. Our telephone number at this address is (985) 345-7685. Our website address is www.fgb.net. The information contained on our website should not be considered part of this prospectus or part of any prospectus supplement, and the reference to our website does not constitute incorporation by reference of the information contained on the website.
USE OF PROCEEDS
First Guaranty Bancshares intends to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.
DESCRIPTION OF THE SECURITIES
This prospectus contains a summary of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units and subscription rights that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. The prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference into this prospectus and the registration statement of which this prospectus is a part. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities
General
We may issue senior debt securities or subordinated debt securities, either of which may be issued as convertible or exchangeable debt securities. This prospectus describes the general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We will issue the debt securities in one or more series pursuant to either a senior indenture between us and a trustee as identified in the applicable prospectus supplement, or a subordinated indenture between us and a trustee as identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the indentures and any supplemental indenture or similar document that is filed, because they, and not this description, define your rights as holder of our debt securities. Except as otherwise noted, all capitalized terms have the meanings specified in the indentures.
Neither indenture limits the amount of debt securities that we may issue under the indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if necessary, the additional debt securities may have a separate CUSIP or other identifying number. As of the date of this prospectus, we had not issued any debt securities under either indenture.
Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us. Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding or otherwise adversely affect our capital structure or credit rating.
The debt securities will be direct unsecured general obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.
Senior Debt Securities
Senior debt securities will be issued under the senior debt indenture. Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.
Subordinated Debt Securities
Subordinated debt securities will be issued under the subordinated debt indenture. Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement.

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:
•be unsecured;
•have an average maturity of at least five years;
•be subordinated in right of payment;
•not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;
•not be credit sensitive;
•not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and
•not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.
Terms of Each Series of Debt Securities to be Provided Supplementally
A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•the form and title of the debt securities;
•whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;
•the principal amount of the debt securities;
•the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;
•the denominations in which the debt securities will be issued;
•the date(s) when principal payments are due on the debt securities;
•the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;
•the place(s) where principal of, premium and interest on the debt securities will be payable;
•the currency or currencies of payment of principal or interest;
•the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;
•any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;
•the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;
•any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;
•any additional or modified covenants from those described in this prospectus or in the applicable indenture; and
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
We may issue debt securities under the indentures as “discount securities,” which means they may be offered and sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement will also set forth the securities exchange or quotation system on which debt securities are listed or quoted, if any.
Provisions Contained in the Indentures
Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary for such registered global security to its nominee; by a nominee of the depositary to the depositary or another nominee of the depositary; or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security.

Conversion or Exchange Rights
Debt securities that we issue may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
•provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•the conversion or exchange price, and any events requiring adjustment to the conversion or exchange price;
•the conversion or exchange period; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Information Concerning the Indenture Trustee
Under provisions of the indentures and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), if a trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee will either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.
The trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed by us to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the indenture, or by the holders of a majority of the aggregate principal amount of such series at any time.
Each indenture contains certain limitations on the rights of the trustee, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.
No Individual Liability of Officers, Directors, Employees or Shareholders
The indentures provide that none of our officers, directors, employees or shareholders will have any liability for any of our obligations under the indentures or the debt securities or for any claim based on, inspect of, or by reason of such obligations or their creation. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Covenant Defeasance
Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described above under “—Legal Defeasance,” we will not need to comply with certain covenants, including those described below under “—Consolidation, Merger or Asset Sale,” as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
Satisfaction and Discharge
We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee or (4) are deemed paid and discharged in a legal defeasance described above (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming.
Consolidation, Merger or Asset Sale
The indentures provide that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of its properties and assets to us, unless the following conditions are satisfied:
•we are the surviving person or the successor person (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;
•immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the effective date of such transaction, no default or event of default under such indenture will have occurred and be continuing; and
•we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.
The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.
Events of Default and Remedies
For any series of debt securities, an event of default will include the following events:
•default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);
•default in the payment when due of principal of any debt security of that series;
•default in the deposit when due of any sinking fund payment in respect of any debt security of that series;
•default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;
•certain events of bankruptcy, insolvency or reorganization involving us; and
•any other event of default provided in the supplemental indenture under which we issue such series of debt securities.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25% of the aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic, without any notice required, in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization.
At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified to its satisfaction against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;
•the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;
•such holder or holders have offered to the trustee security and indemnity satisfactory to the trustee against the costs, expenses, and liabilities to be incurred in complying with such request;
•the trustee for 60 days after its receipt of such notice, request, and offer of security and indemnity has failed to institute any such proceeding; and
•no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indentures we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Modification of Indentures
Each indenture provides that we and the trustee may, without the consent of the holders of our debt securities, enter into supplemental indentures to:
•evidence the succession of another person to the Company as obligor under the indenture and the assumption by any such successor of the covenants and obligations of the Company in the indenture and debt securities, or evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;
•add to the Company’s covenants such further covenants, restrictions, conditions or provisions to protect the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;
•add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities or to permit or facilitate the issuance of securities in uncertificated form; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;
•surrender any right or power conferred upon the Company;

•add or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in uncertificated or global form;
•provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;
•cure any ambiguity, defect or inconsistency in the indenture;
•add any additional events of default (and if such events of default are to be for less than all series of debt securities, stating that such are expressly being included solely for the benefit of such series) for the benefit of the holders of the debt securities;
•modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision or (ii) shall not apply to the any debt securities outstanding at the time of such change or elimination;
•establish the form of the debt securities of a series and to provide for the issuance of any other series of debt securities under the indenture;
•comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
•modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof; or
•make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.
Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority of the aggregate principal amount of outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•reduce the percentage of the aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture, waive compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture, or any change to such defaults that require such consent;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities or any additional amounts owed thereon;
•reduce the principal or change the stated maturity of any debt securities;
•waive a default or event of default in the payment of the principal of, interest or any Additional Amounts, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority of the aggregate principal amount of the outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of and interest on the debt securities and to institute suit for the enforcement of any such payment and waivers of past defaults;
•make the principal of or interest, if any, on any debt securities or any Additional Amount with respect thereto payable in any currency other than that stated in the debt securities;
•waive or change any redemption payment with respect to any debt securities; or
•make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Description of Common Stock
The following summary contains a description of the general terms of our common stock. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. The rights of the holders of our common stock are governed by the Company’s restated articles of incorporation and by the Louisiana Business Corporation Act.
General
We are authorized to issue up to 100,600,000 shares of common stock, par value $1.00 per share. As of September 29, 2020, we had 9,741,253 shares of common stock outstanding. Our common stock is listed on the Nasdaq Global Market under the symbol “FGBI.”
Voting Rights
Holders of common stock of First Guaranty Bancshares have exclusive voting rights in First Guaranty Bancshares. They elect First Guaranty Bancshares’ board of directors and act on other matters that are required to be presented to them under Louisiana law or that are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If First Guaranty Bancshares issues shares of preferred stock, holders of the preferred stock may also possess voting rights.
Dividends
Holders of our common stock will be entitled to receive and share equally in such dividends as the board of directors of First Guaranty Bancshares may declare out of funds legally available for such payments. If First Guaranty Bancshares issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. Louisiana law prohibits distributions to shareholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The payment of dividends by First Guaranty Bancshares is also subject to limitations that are imposed by federal law, regulation and policy.
The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if the holding company’s prospective rate of earnings retention is consistent with its capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.
Liquidation
In the event of a liquidation or dissolution of First Guaranty Bancshares, holders of our common stock and any participating preferred stock will be entitled to receive, after payment or provision for payment of all of our debts and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock, all of our assets available for distribution. If we issue preferred stock in the future, holders of such stock may have a senior interest over holders of common stock in such a distribution.
Preemptive Rights
Holders of the common stock of First Guaranty Bancshares are not entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption.
Restrictions on Acquisition of First Guaranty Bancshares
The following is a general summary of the material provisions of our restated articles of incorporation and bylaws and the Louisiana Business Corporation Act that may have an “anti-takeover effect.” Such provisions might discourage future takeover attempts by impeding efforts to acquire us or stock purchases in furtherance of such an acquisition.
Authorized Shares of Capital Stock. Our restated articles of incorporation authorizes the issuance of up to 100,600,000 shares of common stock and up to 100,000 shares of preferred stock. Shares of preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of our common stock, could represent additional capital required to be purchased by an acquiror. Issuance of such additional shares may also dilute the voting interest of our shareholders.
Generally, the Louisiana Business Corporation Act does not require shareholder approval for an issuance of authorized shares. However, the Louisiana Business Corporation Act does require shareholder approval of non-cash share issuances in excess of 20% of a corporation’s total voting power on a pre-transaction basis. In addition, the listing requirements of the NASDAQ Stock Market, which would apply so long as our common stock were listed on such market, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock, but not a public offering of common stock for cash.
Directors. The board of directors has the power to fill board vacancies, whether occurring by reason of an increase in the number of directors or by resignation, death, removal or otherwise, although the shareholders may fill vacancies at a special meeting called for that purpose before the board takes action. Our bylaws provide that, in general, any shareholder desiring to make a nomination for the election of directors must submit written notice not less than 45 days or more than 90 days in advance of the meeting. The shareholders, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote at an annual or special meeting of shareholders or by written consent of holders of a majority of shares outstanding, have the power to remove any and all directors at any time, with or without cause.
Actions by Shareholders. Our bylaws provide that special meetings of the shareholders may be called only by a majority of the board of directors, the President, Chairman, or Chief Executive Officer, or the President or Secretary at the written request of the holders of at least one-fifth of all shares entitled to vote. The bylaws provide that notice of shareholder proposals for new business to be considered at an annual meeting must be submitted, in general, not less than 30 or more than 90 days before the meeting.
Under the Louisiana Business Corporation Act, any amendment of our restated articles of incorporation and any merger or other business combination that requires shareholder approval or statutory share exchange to which we are a party requires the approval of a majority of the shares entitled to be cast at the meeting of shareholders. In addition, the Louisiana Business Corporation Act also provides that if any class or series of shares is entitled to vote as a separate group on a plan of merger or share exchange, the approval of a majority of such separate voting group is required.
The board of directors may amend the Company’s bylaws without shareholder approval.
Indemnification. Our restated articles of incorporation and bylaws provide generally that we will indemnify and hold harmless, to the fullest extent permitted by Louisiana law, our directors and officers, as well as other persons who have served as directors, officers, fiduciaries or in other representative capacities, serving at our request in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
Limitation of liability. Our restated articles of incorporation limit the personal liability of our directors in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director, with certain exceptions. Our restated articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.
Transfer Agent
The co-transfer agents and registrars for our common stock are First Guaranty Bank, Hammond, Louisiana and ClearTrust, LLC, Lutz, Florida.
Description of Preferred Stock
The following summary contains a description of the general terms of the preferred stock that we may issue pursuant to this prospectus. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our restated articles of incorporation and any amendments thereto with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
General
We are authorized to issue up to 100,000 shares of preferred stock, par value $1,000.00 per share. As of September 29, 2020, we had no shares of preferred stock issued or outstanding.
Our restated articles of incorporation permit our board of directors to authorize the issuance of preferred stock in one or more series, without additional approval of the holders of our common stock or preferred stock. The board of directors can establish the number of shares to be included in each such series, and fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series.

Prior to the issuance of any series of preferred stock, the board will adopt resolutions creating and designating the series as a series of preferred stock and an amendment to the restated articles of incorporation setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of the State of Louisiana. The preferred stock will, when issued, be fully paid and non-assessable.
The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
•the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;
•the initial public offering price at which the preferred stock will be issued;
•the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether these dividends will be cumulative or non-cumulative and, if cumulative, the dates at which the dividends will begin to cumulate;
•any redemption or sinking fund provisions; and
•any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.
We may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, which we call depositary shares. See “Description of Depositary Shares” below.
Rank
With respect to the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, unless otherwise specified in the applicable prospectus supplement, each series of preferred stock generally will rank senior to all classes of common stock and equally with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Dividends
The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if declared by the board of directors, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed or variable. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the applicable record dates. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.
The board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money set aside for payment).

Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:
•we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;
•other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and
•we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock that ranks junior to the preferred stock as to dividends and at liquidation).
We will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.
Rights Upon Liquidation
If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to shareholders:
•liquidation distributions in the amount stated in the applicable prospectus supplement; and
•all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.
Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.
If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.
Because we are a holding company, our rights, the rights of our creditors and of our shareholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
Redemption
A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock that we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock will automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.
If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the board of directors decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Voting Rights
Holders of preferred stock generally will not have voting rights except in certain limited circumstances, although the board of directors may provide voting rights for any newly created series of preferred stock. The holders of shares of preferred stock will have no voting rights, except as otherwise stated in the applicable prospectus supplement; as otherwise stated in the applicable amendment to the restated articles of incorporation establishing such series; or as required by applicable law.
Under Federal Reserve regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time that the series are deemed a class of voting securities, any bank holding company may be required to obtain the prior approval of the Federal Reserve in order to acquire more than 5% of that series and any person other than a bank holding company may be required to obtain the approval of the Federal Reserve to acquire 10% or more of that series.
Conversion or Exchange Rights
The terms on which shares of preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.
Transfer Agent
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Description of Depositary Shares
General
We may, at our option, elect to offer depositary shares, which represent an interest in fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Depositary Shares
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Description of Warrants
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;

•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•any applicable anti-dilution provisions;
•any applicable redemption or call provisions;
•the circumstances under which the warrant exercise price may be adjusted;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•whether the warrants are to be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Description of Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•U.S. federal income tax considerations relevant to the purchase contracts; and
•whether the purchase contracts will be issued in fully registered global form.
The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
Description of Units
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•the terms of the unit agreement governing the units;
•U.S. federal income tax considerations relevant to the units; and
•whether the units will be issued in fully registered or global form.
The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement that will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Description of Subscription Rights
The following briefly summarizes the general provisions of subscription rights to purchase additional shares of our common stock, any series of preferred stock or debt securities, which we may issue. The specific terms of any subscription rights, including the period during which the subscriptions rights may be exercised, the manner of exercising such subscription rights, and the transferability of subscription rights, will be disclosed in the applicable prospectus supplement.
General
We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock, holders of any series of our preferred stock or holders of our debt securities as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock, preferred stock or debt securities for every share of our common stock, share of a series of preferred stock, or our debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock, a series of preferred stock or our debt securities at a rate and price to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.
Exercise Price
Our board of directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering; and general conditions in the securities markets, especially for securities of financial institutions.
The subscription price may or may not reflect the actual or long-term fair value of the common stock, preferred stock or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock, preferred stock or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.
Withdrawal and Termination
We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our board of directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of subscription rights will have no rights as holders with respect to our common stock, preferred stock or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock, preferred stock or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock, preferred stock or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock, preferred stock or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:
•the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINION
The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.
EXPERTS
The consolidated financial statements of First Guaranty Bancshares, Inc. as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, have been audited by Castaing, Hussey & Lolan, LLC, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$ 3,377
Listing fees	*
Accounting fees and expenses	*
Legal fees and expenses	*
Blue Sky expenses	*
Printing	*
Trustee's expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	$ *
__________________________
* Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers.
The Registrant’s Articles of Incorporation provide as follows:
ARTICLE 10. Indemnification, etc. of Directors and Officers.
Subpart E (Sections 1-850 through 1-859) of the Louisiana Business Corporation Act governs indemnification of directors and officers of a corporation. In general, the Louisiana Business Corporation Act provides that a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer is made a party because he or she was a director or officer of the corporation, against expenses incurred by the director or officer in connection with the proceeding. Additionally, a corporation may indemnify a director or officer who is made party to a proceeding because the individual is a director or officer of the corporation, but only after a determination that the director or officer has met certain standards of conduct. A corporation may also, before final disposition of a proceeding, advance or reimburse expenses incurred by a director or officer in connection with a proceeding, if the individual follows certain procedures and the advancement or reimbursement is authorized by the board of directors. A corporation may not indemnify a director or officer if he or she has been adjudged liable to the corporation on the basis of receiving a financial benefit to which he or she was not entitled. The Louisiana Business Corporation Act permits a director or officer of a corporation to apply to the courts to enforce their rights to indemnification or advancement of expenses, or to order indemnification or the advancement of expenses in circumstances that would ordinarily preclude a corporation from providing indemnification or the advancement of expenses.
First Guaranty’s articles of incorporation and bylaws generally require that First Guaranty indemnify and hold harmless, to the fullest extent permitted by Louisiana law, a director or officer with regards to actions taken in their capacity as such. Pursuant to the articles of incorporation, indemnification is mandatory if a director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which they are made a party because of their capacity as a director or officer of the corporation, or where the director or officer (i) acted in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity, that the conduct was in the corporation’s best interests, or, in all other cases, that the conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reason to believe his or her conduct was unlawful. However, the corporation may not indemnify a director or officer until a determination is made that the applicable standard of conduct has been met. Additionally, First Guaranty’s articles of incorporation also require reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, so long as the director or officer follows certain procedures.
Section 1-857 of the Louisiana Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have the power to indemnify the individual against the same liability under the Louisiana Business Corporation Act. First Guaranty’s articles of incorporation also permit it to purchase and maintain insurance on behalf of its directors and officers, and First Guaranty has obtained such liability insurance. Such insurance may protect a director or officer against liability asserted against or incurred by the individual, even if the corporation would not have the power to indemnify the individual under the circumstances.
The foregoing is only a general summary of certain aspects of Louisiana law and the First Guaranty articles of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the Louisiana Business Corporation Act referenced above and the First Guaranty articles of incorporation and bylaws.
Item 16. Exhibits.
The following is a list of exhibits filed as part of the Registration Statement:

1.1	Form of Underwriting Agreement for any Offering of Securities*

3.1
Restated Articles of Incorporation of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on August 2, 2007 (File No. 000-52748)).

3.2
Articles of Amendment to the Restated Articles of Incorporation of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2011 (File No. 000-52748)).

3.3
Bylaws of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on August 2, 2007 (File No. 000-52748)).

4.1
Form of Common Stock Certificate of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 4 of the Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on August 2, 2007 (File No. File No. 000-52748)).

4.2
Form of Subordinated Note of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2015 (File No. 001-37621)).

4.3	Form of Preferred Stock Certificate*

4.4	Form of Indenture for Senior Debt Securities.

4.5	Form of Note for Senior Debt Securities*

4.6	Form of Indenture for Subordinated Debt Securities.

4.7	Form of Note for Subordinated Debt Securities*

4.8	Form of Articles Supplementary for a Series of Preferred Stock*

4.9	Form of Deposit Agreement for Depositary Shares (including Form of Depositary Share Certificate)*

4.10	Form of Warrant Agreement (including Form of Warrant Certificate)*

4.11	Form of Purchase Contract Agreement*

4.12	Form of Unit Agreement*

4.13	Form of Subscription Rights Agreement (including form of rights certificate)*

5.1	Opinion of Luse Gorman, PC

8.1	Opinion of Counsel as to Certain Federal Income Tax Matters*

23.1	Consent of Castaing, Hussey & Lolan, LLC

23.2	Consent of Luse Gorman, PC (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)

25.1	Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities**

25.2	Form T-1 Statement of Eligibility of the trustee under the Indenture for Subordinated Debt Securities**
_______________________
*    To be filed by amendment or incorporated by reference to a Current Report on Form 8-K.
**    To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the registrant to the purchaser.
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hammond, State of Louisiana, on September 30, 2020.

FIRST GUARANTY BANCSHARES, INC.

By:	/s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
President and Chief Executive Officer (Duly Authorized Representative)
POWER OF ATTORNEY
We, the undersigned directors and officers of First Guaranty Bancshares, Inc. (the “Company”), hereby severally constitute and appoint Alton B. Lewis, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Alton B. Lewis, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-3 relating to the offering of the Company’s securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Alton B. Lewis, Jr. shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Alton B. Lewis, Jr.	President, Chief Executive Officer and Vice Chairman of the Board (Principal Executive Officer)	September 30, 2020
Alton B. Lewis, Jr.

/s/ Eric J. Dosch	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	September 30, 2020
Eric J. Dosch

/s/ Marshall T. Reynolds	Chairman of the Board	September 30, 2020
Marshall T. Reynolds

/s/ Jack Rossi	Director	September 30, 2020
Jack Rossi

/s/ William K. Hood	Director	September 30, 2020
William K. Hood

/s/ Edgar R. Smith III	Director	September 30, 2020
Edgar R. Smith III